We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56501) of Optika Inc. of our report dated January 25, 1999 appearing on page 28 of this Form 10-K.


/s/  PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Broomfield, Colorado
February 22, 1999